POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Ryan F. Urness and H. Andrew DeFerrari the undersigned's true and lawful attorney-in-fact and agent to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Dycom Industries, Inc. (the "Company"), any Forms 3, 4, and 5 required or permitted to be filed in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, any and all other documents, including any Form 144 or Form ID, necessary or desirable to facilitate the filing of any Forms 3, 4, or 5;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever desirable, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The authority of the foregoing attorneys-in-fact under this Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company;
(b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company.

This Power of Attorney revokes and supersedes all prior Powers of Attorney relating to the reporting of the Company's securities under Section 16 of the Exchange Act and shall remain in effect until revoked and superseded by a subsequently filed instrument.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12//2021.


Signature: /s/Stephen C. Robinson

Print Name: STEPHEN C. ROBINSON